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                                                                    EXHIBIT 11.1

                       HUTCHINSON TECHNOLOGY INCORPORATED

                         STATEMENT REGARDING COMPUTATION
                             OF NET INCOME PER SHARE

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                                               (In thousands, except per share data)
                                                     For the Fiscal Year Ended
                                            --------------------------------------------
                                                1995            1994            1993
                                            ------------    ------------    ------------
NET INCOME                                       $21,078          $5,880          $8,554
                                            ------------    ------------    ------------
                                            ------------    ------------    ------------

NET INCOME PER SHARE - PRIMARY:

  Weighted average common
    shares outstanding                             5,358           5,332           5,290

  Dilutive effect of stock
    options outstanding after
    application of treasury
    stock method                                     135             114             119
                                            ------------    ------------    ------------
                                                   5,493           5,446           5,409
                                            ------------    ------------    ------------
                                            ------------    ------------    ------------
PRIMARY NET INCOME
  PER SHARE                                        $3.84           $1.08           $1.58
                                            ------------    ------------    ------------
                                            ------------    ------------    ------------

NET INCOME PER SHARE - FULLY DILUTED:

  Weighted average common
    shares outstanding                             5,358           5,332           5,290

  Dilutive effect of stock
    options outstanding after
    application of treasury
    stock method                                     181             114             119
                                            ------------    ------------    ------------
                                                   5,539           5,446           5,409
                                            ------------    ------------    ------------
                                            ------------    ------------    ------------
FULLY DILUTED NET INCOME
  PER SHARE                                        $3.81           $1.08           $1.58
                                            ------------    ------------    ------------
                                            ------------    ------------    ------------
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